Exhibit (99)
                                                               -----------


                                                               State or Other
                                                               Jurisdiction
                                                               Under the Laws of
Subsidiaries of Owens Corning (6/30/2002)                      Which Organized

CDC Corporation                                                Wisconsin
Commercial Owens Corning Chile Limitada                        Chile
Crown Manufacturing Inc.                                       Canada
Engineered Pipe Systems, Inc.                                  Delaware
Engineered Yarns America, Inc.                                 Massachusetts
EPS Holding AS                                                 Norway
Eric Company                                                   Delaware
European Owens-Corning Fiberglas, S.A.                         Belgium
Exterior Systems, Inc.                                         Delaware
Falcon Foam Corporation                                        Delaware
Fibreboard Corporation                                         Delaware
Flowtite Offshore Services Ltd.                                Cyprus
Goodman Ventures, Inc.                                         Delaware
HOMExperts LLC                                                 Delaware
Integrex                                                       Delaware
Integrex Professional Services LLC                             Delaware
Integrex Supply Chain Solutions LLC                            Delaware
Integrex Testing Systems LLC                                   Delaware
Integrex Ventures LLC                                          Delaware
IPM Inc.                                                       Delaware
Jefferson Holdings, Inc.                                       Delaware
LMP Impianti Srl                                               Italy
Norske EPS Botswana AS                                         Norway
OC (Belgium) Holdings, Inc.                                    Delaware
OC Celfortec Inc.                                              Canada
O.C. Funding B.V.                                              The Netherlands
OCW Acquisition Corporation                                    Delaware
Owens Corning (Anshan) Fiberglass Co., Ltd.                    China
Owens Corning Argentina Sociedad de Responsabilidad Limitada   Argentina
Owens Corning Australia Pty Limited                            Australia
Owens-Corning Britinvest Limited                               United Kingdom
Owens Corning Building Materials Espana S.A.                   Spain
Owens Corning Canada Inc.                                      Canada
Owens-Corning Capital Holdings I, Inc.                         Delaware
Owens-Corning Capital Holdings II, Inc.                        Delaware
Owens-Corning Capital L.L.C.                                   Delaware
Owens Corning Cayman (China) Holdings                          Cayman Islands
Owens-Corning Cayman Limited                                   Cayman Islands
Owens Corning (China) Investment Company, Ltd.                 China
Owens Corning Commercial Insulation Systems, LLC               Delaware

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                                                               State or Other
                                                               Jurisdiction
                                                               Under the Laws of
Subsidiaries of Owens Corning (6/30/2002)                      Which Organized

Owens Corning Composites Italia S.r.l.                         Italy
Owens Corning Composites SPRL                                  Belgium
Owens Corning Espana SA                                        Spain
Owens Corning Fiberglas A.S. Limitada                          Brazil
Owens-Corning Fiberglas Deutschland GmbH                       Germany
Owens-Corning Fiberglas Espana, S.A.                           Spain
Owens-Corning Fiberglas France S.A.                            France
Owens-Corning Fiberglas (G.B.) Ltd.                            United Kingdom
Owens-Corning Fiberglas Norway A/S                             Norway
Owens Corning Fiberglas S.A.                                   Uruguay
Owens-Corning Fiberglas Sweden Inc.                            Delaware
Owens-Corning Fiberglas Technology Inc.                        Illinois
Owens-Corning Fiberglas (U.K.) Pension Plan Ltd.               United Kingdom
Owens-Corning FSC, Inc.                                        Barbados
Owens-Corning Funding Corporation                              Delaware
Owens-Corning (Guangzhou) Fiberglas Co., Ltd.                  China
Owens-Corning Holdings Limited                                 Cayman Islands
Owens Corning HT, Inc.                                         Delaware
Owens Corning Integrated Acoustic Systems, LLC                 Delaware
Owens Corning (Japan) Ltd.                                     Japan
Owens Corning Korea                                            Korea
Owens Corning Mexico, S.A. de C.V.                             Mexico
Owens Corning NRO Inc.                                         Canada
Owens Corning NRO II Inc.                                      Canada
Owens-Corning Overseas Holdings, Inc.                          Delaware
Owens Corning (Nanjing) Foamular Board Co. Ltd.                China
Owens-Corning Real Estate Corporation                          Ohio
Owens Corning Remodeling Systems, LLC                          Delaware
Owens Corning (Shanghai) Composites Co. Ltd.                   China
Owens Corning (Shanghai) Fiberglas Co., Ltd.                   China
Owens Corning (Singapore) Pte Ltd.                             Singapore
Owens-Corning (Sweden) AB                                      Sweden
Owens-Corning Veil Netherlands B.V.                            The Netherlands
Owens-Corning Veil U.K. Ltd.                                   United Kingdom
Owens Corning VF Holdings, Inc.                                Canada
Palmetto Products, Inc.                                        Delaware
Quest Industries, LLC                                          Delaware
Scanglas Ltd.                                                  United Kingdom
Soltech, Inc.                                                  Kentucky
Trumbull Asphalt Co. of Delaware                               Delaware
Vytec Corporation                                              Ontario
Wall Technology, Inc.                                          Colorado
Willcorp, Inc.                                                 Delaware
Wrexham A.R. Glass Ltd.                                        United Kingdom